Exhibit 99.1
Google Inc. Announces Third Quarter 2013 Results

MOUNTAIN VIEW, Calif. – October 17, 2013 - Google Inc. (NASDAQ: GOOG) today announced financial results for the quarter ended September 30, 2013.

“Google had another strong quarter with $14.9 billion in revenue and great product progress,” said Larry Page, CEO of Google. “We are closing in on our goal of a beautiful, simple, and intuitive experience regardless of your device.”
Q3 Financial Summary
Google Inc. reported consolidated revenues of $14.89 billion for the quarter ended September 30, 2013, an increase of 12% compared to the third quarter of 2012. Google Inc. reports advertising revenues, consistent with GAAP, on a gross basis without deducting traffic acquisition costs (TAC). In the third quarter of 2013, TAC totaled $2.97 billion, or 24% of advertising revenues.

Operating income, operating margin, net income, and earnings per share (EPS) are reported on a GAAP and non-GAAP basis. The non-GAAP measures, as well as free cash flow, an alternative non-GAAP measure of liquidity, are described below and are reconciled to the corresponding GAAP measures at the end of this release.

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GAAP operating income in the third quarter of 2013 was $3.44 billion, or 23% of revenues. This compares to GAAP operating income of $2.74 billion, or 21% of revenues, in the third quarter of 2012. Non-GAAP operating income in the third quarter of 2013 was $4.34 billion, or 29% of revenues. This compares to non-GAAP operating income of $3.76 billion, or 28% of revenues, in the third quarter of 2012.

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GAAP net income including net income from discontinued operations in the third quarter of 2013 was $2.97 billion, compared to $2.18 billion in the third quarter of 2012. Non-GAAP net income in the third quarter of 2013 was $3.64 billion, compared to $2.96 billion in the third quarter of 2012.

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GAAP EPS including impact from net income from discontinued operations in the third quarter of 2013 was $8.75 on 339 million diluted shares outstanding, compared to $6.53 in the third quarter of 2012 on 333 million diluted shares outstanding. Non-GAAP EPS in the third quarter of 2013 was $10.74, compared to $8.87 in the third quarter of 2012.

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Non-GAAP operating income and non-GAAP operating margin exclude stock-based compensation (SBC) expense, as well as restructuring and related charges.  Non-GAAP net income and non-GAAP EPS exclude the expenses noted above, net of the related tax benefits, as well as net income or loss from discontinued operations. In the third quarter of 2013, the expense related to SBC and the related tax benefits were $886 million and $207 million compared to $706 million and $155 million in the third quarter of 2012. In the third quarter of 2013, restructuring and related charges and the related tax benefits were $12 million and $3 million, compared to $313 million and $67 million in the third quarter of 2012. In addition, net income from discontinued operations in the third quarter of 2013 was $15 million, compared to net income from discontinued operations of $18 million in the third quarter of 2012.

Q3 Financial Highlights
Revenues and other information - On a consolidated basis, Google Inc. revenues for the quarter ended September 30, 2013 were $14.89 billion, an increase of 12% compared to the third quarter of 2012.
Google Segment Revenues - Google segment revenues were $13.77 billion, or 92% of consolidated revenues, in the third quarter of 2013, representing a 19% increase over third quarter 2012 Google segment revenues of $11.53 billion.

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Google Sites Revenues - Google-owned sites generated segment revenues of $9.39 billion, or 68% of total Google segment revenues, in the third quarter of 2013. This represents a 22% increase over third quarter 2012 Google sites segment revenues of $7.73 billion.

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Google Network Revenues - Google's partner sites generated segment revenues of $3.15 billion, or 23% of total Google segment revenues, in the third quarter of 2013, compared to $3.13 billion of Google network segment revenues in the third quarter of 2012.

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Other Google Revenues - Other revenues from the Google segment were $1.23 billion, or 9% of total Google segment revenues, in the third quarter of 2013. This represents an 85% increase over third quarter 2012 other Google segment revenues of $666 million.

Google Segment International Revenues - Google segment revenues from outside of the United States totaled $7.67 billion, representing 56% of total Google segment revenues in the third quarter of 2013, compared to 55% in the second quarter of 2013 and 53% in the third quarter of 2012.

◦	Google segment revenues from the United Kingdom totaled $1.39 billion, representing 10% of total Google segment revenues in the third quarter of 2013, compared to 11% in the third quarter of 2012.
Foreign Exchange Impact on Google Segment Revenues - Excluding gains related to our foreign exchange risk management program, had foreign exchange rates remained constant from the second quarter of 2013 through the third quarter of 2013, our Google segment revenues in the third quarter of 2013 would have been $41 million higher. Excluding gains related to our foreign exchange risk management program, had foreign exchange rates remained constant from the third quarter of 2012 through the third quarter of 2013, our Google segment revenues in the third quarter of 2013 would have been $135 million higher.

◦
In the third quarter of 2013, we recognized a benefit of $22 million to Google segment revenues through our foreign exchange risk management program, compared to $62 million in the third quarter of 2012.

Reconciliations of our non-GAAP international revenues excluding the impact of foreign exchange and hedging to GAAP international revenues are included at the end of this release.
Paid Clicks - Aggregate paid clicks, which include clicks related to ads served on Google sites and the sites of our Network members, increased approximately 26% over the third quarter of 2012 and increased approximately 8% over the second quarter of 2013.
Cost-Per-Click - Average cost-per-click, which includes clicks related to ads served on Google sites and the sites of our Network members, decreased approximately 8% over the third quarter of 2012 and decreased approximately 4% over the second quarter of 2013.
TAC - Traffic acquisition costs, the portion of revenues shared with Google's partners, increased to $2.97 billion in the third quarter of 2013, compared to $2.77 billion in the third quarter of 2012. TAC as a percentage of advertising revenues was 24% in the third quarter of 2013, compared to 26% in the third quarter of 2012.
The majority of TAC is related to amounts ultimately paid to our Network members, which totaled $2.22 billion in the third quarter of 2013. TAC also includes amounts ultimately paid to certain distribution partners and others who direct traffic to our website, which totaled $755 million in the third quarter of 2013.
Motorola Mobile Segment Revenues - Motorola Mobile segment revenues were $1.18 billion, or 8% of consolidated revenues in the third quarter of 2013, compared to $1.78 billion, or 13% of consolidated revenues in the third quarter of 2012.
Elimination and Other - Beginning in Q3 2013, Google and Motorola segment revenues are impacted by intersegment transactions that are eliminated in consolidation. Additionally, segment revenues associated with certain products were recognized this quarter in the segment results, but deferred to future periods in our consolidated financial statements. Such intersegment revenues and deferred revenues were $63 million in the third quarter of 2013.
Other Cost of Revenues - Other cost of revenues, which is comprised primarily of manufacturing and inventory-related costs, data center operational expenses, amortization of intangible assets, and content acquisition costs, increased to $3.44 billion, or 23% of revenues, in the third quarter of 2013, compared to $3.19 billion, or 24% of revenues, in the third quarter of 2012.
Operating Expenses - Operating expenses, other than cost of revenues, were $5.04 billion in the third quarter of 2013, or 34% of revenues, compared to $4.61 billion in the third quarter of 2012, or 35% of revenues.
Amortization Expenses - Amortization expenses of acquisition-related intangible assets were $281 million for the third quarter of 2013, compared to $287 million in the third quarter of 2012. Of the $281 million, $153 million was as a result of the acquisition of Motorola, of which $116 million is included in Google segment results and $37 million is included in Motorola Mobile segment results.
Stock-Based Compensation (SBC) - In the third quarter of 2013, the total charge related to SBC was $886 million, compared to $750 million in the third quarter of 2012. We currently estimate SBC charges for grants to employees prior to September 30, 2013 to be approximately $3.29 billion for 2013. This estimate does not include expenses to be recognized related to employee stock awards that are granted after September 30, 2013 or non-employee stock awards that have been or may be granted.

Operating Income - On a consolidated basis, GAAP operating income in the third quarter of 2013 was $3.44 billion, or 23% of revenues. This compares to GAAP operating income of $2.74 billion, or 21% of revenues, in the third quarter of 2012. Non-GAAP operating income in the third quarter of 2013 was $4.34 billion, or 29% of revenues. This compares to non-GAAP operating income of $3.76 billion, or 28% of revenues, in the third quarter of 2012.

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Google Segment Operating Income - Google segment operating income in the third quarter of 2013 was $4.64 billion, or 34% of Google segment revenues. This compares to segment operating income of $3.95 billion in the third quarter of 2012, or 34% of Google segment revenues.

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Motorola Mobile Segment Operating Loss - Motorola Mobile segment operating loss in the third quarter of 2013 was $248 million, or -21% of Motorola Mobile segment revenues. This compares to segment operating loss of $192 million, or -11% of Motorola Mobile segment revenues in the third quarter of 2012.

Interest and Other Income, Net - Interest and other income, net, was $24 million in the third quarter of 2013, compared to $65 million in the third quarter of 2012.
Income Taxes - Our effective tax rate was 15% for the third quarter of 2013.
Net Income - Consolidated GAAP net income in the third quarter of 2013 was $2.97 billion, compared to $2.18 billion in the third quarter of 2012. Non-GAAP consolidated net income was $3.64 billion in the third quarter of 2013, compared to $2.96 billion in the third quarter of 2012. GAAP EPS in the third quarter of 2013 was $8.75 on 339 million diluted shares outstanding, compared to $6.53 in the third quarter of 2012 on 333 million diluted shares outstanding. Non-GAAP EPS in the third quarter of 2013 was $10.74, compared to $8.87 in the third quarter of 2012.
Cash Flow and Capital Expenditures  - Net cash provided by operating activities in the third quarter of 2013 totaled $5.08 billion, compared to $4.0 billion in the third quarter of 2012. In the third quarter of 2013, capital expenditures were $2.29 billion, the majority of which was for production equipment, data-center construction, and real estate purchases. Free cash flow, an alternative non-GAAP measure of liquidity, is defined as net cash provided by operating activities less capital expenditures. In the third quarter of 2013, free cash flow was $2.79 billion.
We expect to continue to make significant capital expenditures.
A reconciliation of free cash flow to net cash provided by operating activities, the GAAP measure of liquidity, is included at the end of this release.
Cash - As of September 30, 2013, cash, cash equivalents, and marketable securities were $56.52 billion.
Headcount - On a worldwide basis, we employed 46,421 full-time employees (42,162 in Google and 4,259 in Motorola Mobile) as of September 30, 2013, compared to 44,777 full-time employees (40,178 in Google and 4,599 Motorola Mobile) as of June 30, 2013.
WEBCAST AND CONFERENCE CALL INFORMATION
A live audio webcast of Google’s third quarter 2013 earnings release call will be available at http://investor.google.com/webcast.html. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, the financial tables, as well as other supplemental information including segment results and the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on that site.

We also announce investor information, including news and commentary about our business and financial performance, SEC filings, notices of investor events and our press and earnings releases, on our investor relations website (http://investor.google.com) and our investor relations Google+ page (https://plus.google.com/+GoogleInvestorRelations/posts).

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements include statements regarding our investments in areas of strategic focus, our expected SBC charges, and our plans to make significant capital expenditures. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 which are on file with the SEC and are available on our investor relations website at investor.google.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  All information provided in this release and in the attachments is as of October 17, 2013, and we undertake no duty to update this information unless required by law.

SEGMENT RESULTS
In addition to consolidated results, management reviews financial information for the Google and Motorola operating segments. The presentation of segment results is a required disclosure in accordance with GAAP as part of our consolidated financial statements, and in accordance with GAAP, segment results are consistent with what is provided to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to the segment and assessing its performance. Certain items, including stock-based compensation expense and restructuring and other related charges, are not reflected in our segment results because this information is not reviewed by the CODM when assessing the performance of our operating segments. Similarly, revenues resulting from intersegment transactions that would be eliminated on consolidation, and revenues from certain product sales whose recognition would be deferred in our consolidated financial statements, are included in our segment results because this information is reviewed by the CODM when assessing the performance of the operating segments. Because of the eliminations, the sum of the two segment results will not equal the consolidated results unless the eliminations are taken into account. For more information on segment results, please see the table captioned "Reconciliations of selected non-GAAP financial measures and segment results to the nearest comparable GAAP financial measures," which shows the adjustments to our consolidated results for the quarter ended September 30, 2013 that we have made in presenting our segment results, included at the end of this release.
ABOUT NON-GAAP FINANCIAL MEASURES
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP EPS, free cash flow, and non-GAAP international revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of selected non-GAAP financial measures and segments results to the nearest comparable GAAP financial measures," "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow," and “Reconciliation from GAAP international revenues to non-GAAP international revenues” included at the end of this release.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, meaning our operating performance excluding not only non-cash charges, such as SBC, but also discrete cash charges that are infrequent in nature or relate to restructuring activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income excluding expenses related to SBC, and, as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenues. Google considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of SBC, and as applicable, other special items so that Google's management and investors can compare Google's recurring core business operating results over multiple periods. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Google's management believes that providing a non-GAAP financial measure that excludes SBC allows investors to make meaningful comparisons between Google's recurring core business operating results and those of other companies, as well as providing Google's management with an important tool for financial and operational decision making and for evaluating Google's own recurring core business operating results over different periods of time. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, SBC, that are recurring. SBC has been and will continue to be for the foreseeable future a significant recurring expense in Google's business. Second, SBC is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.
Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding expenses related to SBC and, as applicable, other special items less the related tax effects, as well as net income (loss) from discontinued operations. The tax effects of SBC and, as applicable, other special items are calculated using the tax-deductible portion of SBC, and, as applicable, other special items, and applying the entity-specific, U.S. federal and blended state tax rates.  We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that Google uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with SBC and, as applicable, other special items. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Google's use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.
Free cash flow. We define free cash flow as net cash provided by operating activities less capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure and land and buildings, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Google is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the statement of cash flows and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Google has computed free cash flow using the same consistent method from quarter to quarter and year to year.
Non-GAAP international revenues. We define non-GAAP international revenues as international revenues excluding the impact of foreign exchange rate movements and hedging activities. Non-GAAP international revenues are calculated by translating current quarter revenues using prior quarter and prior year exchange rates, as well as excluding any hedging gains realized in the current quarter. We consider non-GAAP international revenues as a useful metric as it facilitates management’s internal comparison to our historical performance.
The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

Contact:
Julia Duncan
Investor Relations
+1 650-253-3045
juliaduncan@google.com
For Media:
press@google.com

Google Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and par value amounts which are reflected in thousands, and par value per share amounts)

	As of December 31, 2012	As of September 30, 2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,778	$15,242
Marketable securities	33,310	41,281
Total cash, cash equivalents, and marketable securities (including securities loaned of $3,160 and $5,103)	48,088	56,523
Accounts receivable, net of allowance of $581 and $486	7,885	7,921
Inventories	505	235
Receivable under reverse repurchase agreements	700	100
Deferred income taxes, net	1,144	1,154
Income taxes receivable, net	0	571
Prepaid revenue share, expenses and other assets	2,132	2,354
Total current assets	60,454	68,858
Prepaid revenue share, expenses and other assets, non-current	2,011	1,784
Non-marketable equity investments	1,469	1,843
Property and equipment, net	11,854	14,867
Intangible assets, net	7,473	6,290
Goodwill	10,537	11,426
Total assets	$93,798	$105,068
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,012	$2,124
Short-term debt	2,549	3,009
Accrued compensation and benefits	2,239	1,999
Accrued expenses and other current liabilities	3,258	3,071
Accrued revenue share	1,471	1,472
Securities lending payable	1,673	1,893
Deferred revenue	895	907
Income taxes payable, net	240	0
Total current liabilities	14,337	14,475
Long-term debt	2,988	2,238
Deferred revenue, non-current	100	125
Income taxes payable, non-current	2,046	2,434
Deferred income taxes, net, non-current	1,872	2,097
Other long-term liabilities	740	710
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock and additional paid-in capital, $0.001 par value per share: 12,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000); 329,979 (Class A 267,448, Class B 62,531) and par value of $330 (Class A $267, Class B $63) and 334,157 (Class A 276,681, Class B 57,476) and par value of $334 (Class A $277, Class B $57) shares issued and outstanding	22,835	25,004

Class C capital stock, $0.001 par value per share: 3,000,000 shares authorized; no shares issued and outstanding	0	0
Accumulated other comprehensive income	538	99
Retained earnings	48,342	57,886
Total stockholders’ equity	71,715	82,989
Total liabilities and stockholders’ equity	$93,798	$105,068

Google Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)
Revenues:
Google (advertising and other)	$11,526	$13,754	$33,135	$39,812
Motorola Mobile (hardware and other)	1,778	1,139	2,621	3,155
Total revenues	13,304	14,893	35,756	42,967
Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	4,440	5,409	12,213	15,740
Cost of revenues - Motorola Mobile (hardware and other) (1)	1,515	1,004	2,208	2,680
Research and development (1)	1,879	2,017	4,858	5,841
Sales and marketing (1)	1,710	1,806	4,392	5,127
General and administrative (1)	1,020	1,213	2,719	3,535
Total costs and expenses	10,564	11,449	26,390	32,923
Income from operations	2,740	3,444	9,366	10,044
Interest and other income, net	65	24	474	405
Income from continuing operations before income taxes	2,805	3,468	9,840	10,449
Provision for income taxes	647	513	1,959	1,616
Net income from continuing operations	2,158	2,955	7,881	8,833
Net income (loss) from discontinued operations	18	15	(30)	711
Net income	$2,176	$2,970	$7,851	$9,544
Net income (loss) per share - basic:
Continuing operations	$6.59	$8.86	$24.14	$26.59
Discontinued operations	0.05	0.04	(0.09)	2.14
Net income (loss) per share - basic	$6.64	$8.90	$24.05	$28.73
Net income (loss) per share - diluted:
Continuing operations	$6.48	$8.71	$23.78	$26.13
Discontinued operations	0.05	0.04	(0.09)	2.10
Net income (loss) per share - diluted	$6.53	$8.75	$23.69	$28.23

Shares used in per share calculation - basic	327,785	333,616	326,452	332,183
Shares used in per share calculation - diluted	333,314	339,235	331,414	338,078

(1) Includes stock-based compensation expense as follows:
Cost of revenues - Google (advertising and other)	$103	$133	$259	$342
Cost of revenues - Motorola Mobile (hardware and other)	6	4	10	14
Research and development	373	453	961	1,235
Sales and marketing	152	160	367	419
General and administrative	116	136	344	356
	$750	$886	$1,941	$2,366

Google Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)
Operating activities
Net income	$2,176	$2,970	$7,851	$9,544
Adjustments:
Depreciation and amortization of property and equipment	507	693	1,358	2,024
Amortization of intangible and other assets	321	281	651	879
Stock-based compensation expense	762	886	1,976	2,441
Excess tax benefits from stock-based award activities	(58)	(104)	(113)	(302)
Deferred income taxes	(168)	(140)	23	125
Gain on divestiture of businesses	0	(15)	(188)	(705)
Other	32	98	(24)	44
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(307)	(516)	(228)	(454)
Income taxes, net	167	77	1,336	(79)
Inventories	18	112	188	(46)
Prepaid revenue share, expenses and other assets	(27)	199	(1,215)	(149)
Accounts payable	(194)	357	(274)	285
Accrued expenses and other liabilities	727	93	484	(270)
Accrued revenue share	(80)	0	(57)	8
Deferred revenue	128	92	182	76
Net cash provided by operating activities	4,004	5,083	11,950	13,421
Investing activities
Purchases of property and equipment	(872)	(2,289)	(2,253)	(5,103)
Purchases of marketable securities	(8,704)	(8,964)	(24,246)	(31,746)
Maturities and sales of marketable securities	7,143	6,235	29,800	23,241
Investments in non-marketable equity investments	(44)	(299)	(246)	(471)
Cash collateral related to securities lending	(230)	(1,318)	(321)	220
Investments in reverse repurchase agreements	(75)	670	195	600
Proceeds from divestiture of businesses	0	174	201	2,525
Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(525)	(27)	(10,672)	(1,328)
Net cash used in investing activities	(3,307)	(5,818)	(7,542)	(12,062)
Financing activities
Net payments related to stock-based award activities	(5)	(369)	(189)	(637)
Excess tax benefits from stock-based award activities	58	104	113	302
Proceeds from issuance of debt, net of costs	4,374	2,699	12,125	8,350
Repayments of debt	(4,375)	(2,701)	(10,128)	(8,904)
Net cash provided by (used in) financing activities	52	(267)	1,921	(889)

Effect of exchange rate changes on cash and cash equivalents	74	80	(52)	(6)
Net increase (decrease) in cash and cash equivalents	823	(922)	6,277	464
Cash and cash equivalents at beginning of period	15,437	16,164	9,983	14,778
Cash and cash equivalents at end of period	$16,260	$15,242	$16,260	$15,242

Reconciliations of selected non-GAAP financial measures and segment results to the nearest comparable GAAP financial measures
The following tables present reconciliations of selected non-GAAP financial measures and segment results to the nearest comparable GAAP financial measures (in millions, unaudited):

	Three Months Ended September 30, 2012
	Google						Motorola Mobile						Elimination and other	Consolidated
	GAAP		Adjustments		Segment		GAAP		Adjustments		Segment		Adjustments	GAAP		Adjustments	Non-GAAP
Revenues	$11,526		$—		$11,526		$1,778		$—		$1,778		$—	$13,304		$—	$13,304
Costs and expenses:
Cost of revenues	4,440		(103)	(b)	4,337		1,515		(84)	(d)	1,431			5,955		(187)	5,768
Research and development	1,540		(350)	(b)	1,190		339		(113)	(e)	226			1,879		(463)	1,416
Sales and marketing	1,385		(126)	(b)	1,259		325		(105)	(f)	220			1,710		(231)	1,479
General and administrative	898		(109)	(b)	789		122		(29)	(g)	93			1,020		(138)	882
Total costs and expenses	8,263		$(688)		7,575		2,301		$(331)		1,970		—	10,564		$(1,019)	9,545

Income (loss) from operations	$3,263				$3,951		$(523)				$(192)		$—	$2,740			$3,759

Operating margin	28.3%	(a)			34.3%	(c)	(29.4)%	(a)			(10.8)%	(h)		20.6%	(a)		28.3%	(i)

(a)	GAAP operating margin is defined as GAAP income (loss) from operations for the applicable segment divided by GAAP revenues for such segment.

(b)	To eliminate stock-based compensation expense recorded in Google segment.

(c)	Google segment operating margin is defined as Google segment income from operations divided by Google segment revenues.

(d)	To eliminate $2 million of stock-based compensation expense, as well as $82 million of restructuring and related charges, recorded in Motorola Mobile segment.

(e)	To eliminate $9 million of stock-based compensation expense, as well as $104 million of restructuring and related charges, recorded in Motorola Mobile segment.

(f)	To eliminate $5 million of stock-based compensation expense, as well as $100 million of restructuring and related charges, recorded in Motorola Mobile segment.

(g)	To eliminate $2 million of stock-based compensation expense, as well as $27 million of restructuring and related charges, recorded in Motorola Mobile segment.

(h)	Motorola Mobile segment operating margin is defined as Motorola Mobile segment loss from operations divided by Motorola Mobile segment revenues.

(i)	Non-GAAP operating margin is defined as non-GAAP consolidated income from operations divided by consolidated revenues.

	Three Months Ended September 30, 2013
	Google						Motorola Mobile						Elimination and other		Consolidated
	GAAP		Adjustments		Segment		GAAP		Adjustments		Segment		Adjustments		GAAP		Adjustments	Non-GAAP
Revenues	$13,754		$18	(b)	$13,772		$1,139		$45	(e)	$1,184		$(63)	(k)	$14,893		$—	$14,893
Costs and expenses:
Cost of revenues	5,409		(133)	(c)	5,276		1,004		(4)	(f)	1,000				6,413		(137)	6,276
Research and development	1,821		(436)	(c)	1,385		196		(23)	(g)	173				2,017		(459)	1,558
Sales and marketing	1,628		(155)	(c)	1,473		178		10	(h)	188		(18)	(l)	1,806		(163)	1,643
General and administrative	1,135		(132)	(c)	1,003		78		(7)	(i)	71				1,213		(139)	1,074
Total costs and expenses	9,993		$(856)		9,137		1,456		$(24)		1,432		(18)		11,449		$(898)	10,551

Income (loss) from operations	$3,761				$4,635		$(317)				$(248)		$(45)		$3,444			$4,342

Operating margin	27.3%	(a)			33.7%	(d)	(27.8)%	(a)			(20.9)%	(j)			23.1%	(a)		29.2%	(m)

Beginning in Q3 2013, Google and Motorola segment revenues are impacted by intersegment transactions that are eliminated in consolidation. Additionally, segment revenues associated with certain products were recognized this quarter in the segment results, but deferred to future periods in our consolidated financial statements.

(a)	GAAP operating margin is defined as GAAP income (loss) from operations for the applicable segment divided by GAAP revenues for such segment.

(b)	To adjust for intersegment revenues generated between our Google and Motorola Mobile segments.

(c)	To eliminate stock-based compensation expense recorded in Google segment.

(d)	Google segment operating margin is defined as Google segment income from operations divided by Google segment revenues.

(e)	To include certain revenues that are deferred in consolidation as well as adjust for intersegment revenues generated between our Google and Motorola Mobile segments.

(f)	To eliminate $4 million of stock-based compensation expense recorded in Motorola Mobile segment.

(g)	To eliminate $17 million of stock-based compensation expense, as well as $6 million of restructuring and related charges, recorded in Motorola Mobile segment.

(h)
To eliminate $5 million of stock-based compensation expense, $3 million of restructuring and related charges, recorded in Motorola Mobile, and adjust for $18 million of intersegment charges between our Google and Motorola Mobile segments.

(i)	To eliminate $4 million of stock-based compensation expense, as well as $3 million of restructuring and related charges, recorded in Motorola Mobile segment.

(j)	Motorola Mobile segment operating margin is defined as Motorola Mobile segment loss from operations divided by Motorola Mobile segment revenues.

(k)	To eliminate intersegment revenues between our Google and Motorola Mobile segments and adjust for certain revenues that are deferred in our consolidated financial results.

(l)	To eliminate intersegment charges between our Google and Motorola Mobile segments.

(m)	Non-GAAP operating margin is defined as non-GAAP consolidated income from operations divided by consolidated revenues.

Reconciliations of non-GAAP consolidated results of operations to the nearest comparable GAAP measures
The following table presents certain non-GAAP consolidated results before certain items (in millions, except share amounts which are reflected in thousands and per share amounts, unaudited):

	Three Months Ended September 30, 2012						Three Months Ended September 30, 2013
Consolidated	GAAP Actual	Operating Margin (a)	Adjustments		Non-GAAP Results	Non-GAAP Operating Margin (b)	GAAP Actual	Operating Margin (a)	Adjustments		Non-GAAP Results	Non-GAAP Operating Margin (b)
			$706	(c)					$886	(d)
			313	(e)					12	(f)
Income from operations	$2,740	20.6%	$1,019		$3,759	28.3%	$3,444	23.1%	$898		$4,342	29.2%

			$706	(c)					$886	(d)
			(155)	(g)					(207)	(g)
			313	(e)					12	(f)
			(67)	(h)					(3)	(h)
			(18)	(i)					(15)	(i)
Net income	$2,176		$779		$2,955		$2,970		$673		$3,643
Net income per share - diluted	$6.53				$8.87		$8.75				$10.74
Shares used in per share calculation - diluted	333,314				333,314		339,235				339,235

(a)	Operating margin is defined as consolidated income from operations divided by consolidated revenues.

(b)	Non-GAAP operating margin is defined as non-GAAP consolidated income from operations divided by consolidated revenues.

(c)	To eliminate $706 million of stock-based compensation expense in the third quarter of 2012.

(d)	To eliminate $886 million of stock-based compensation expense in the third quarter of 2013.

(e)	To eliminate $313 million of restructuring and related charges recorded in the third quarter of 2012.

(f)	To eliminate $12 million of restructuring and related charges recorded in the third quarter of 2013.

(g)	To eliminate income tax effects related to expense noted in (c) and (d).

(h)	To eliminate income tax effects related to charges noted in (e) and (f).

(i)	To eliminate net income from discontinued operations.

Reconciliation from net cash provided by operating activities to free cash flow (in millions, unaudited):

Three Months Ended September 30, 2013

Net cash provided by operating activities	$5,083
Less purchases of property and equipment	(2,289)
Free cash flow	$2,794

Net cash used in investing activities (a)	$(5,818)

Net cash used in financing activities	$(267)
(a) Includes purchases of property and equipment.

Reconciliation from GAAP international revenues to non-GAAP international revenues (in millions, unaudited):

Consolidated	Three Months Ended September 30, 2013	Three Months Ended September 30, 2013
	(using Q3'12's FX rates)	(using Q2'13's FX rates)

United Kingdom revenues (GAAP)	$1,390	$1,390
Exclude foreign exchange impact on Q3'13 revenues using Q3'12 rates	19	N/A
Exclude foreign exchange impact on Q3'13 revenues using Q2'13 rates	N/A	(13)
Exclude hedging gains recognized in Q3'13	(17)	(17)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$1,392	$1,360

Rest of the world revenues (GAAP)	$6,843	$6,843
Exclude foreign exchange impact on Q3'13 revenues using Q3'12 rates	136	N/A
Exclude foreign exchange impact on Q3'13 revenues using Q2'13 rates	N/A	75
Exclude hedging gains recognized in Q3'13	(5)	(5)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$6,974	$6,913

Google	Three Months Ended September 30, 2013	Three Months Ended September 30, 2013
	(using Q3'12's FX rates)	(using Q2'13's FX rates)

United Kingdom revenues (GAAP)	$1,389	$1,389
Exclude foreign exchange impact on Q3'13 revenues using Q3'12 rates	19	N/A
Exclude foreign exchange impact on Q3'13 revenues using Q2'13 rates	N/A	(13)
Exclude hedging gains recognized in Q3'13	(17)	(17)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$1,391	$1,359

Rest of the world revenues (GAAP)	$6,285	$6,285
Exclude foreign exchange impact on Q3'13 revenues using Q3'12 rates	116	N/A
Exclude foreign exchange impact on Q3'13 revenues using Q2'13 rates	N/A	54
Exclude hedging gains recognized in Q3'13	(5)	(5)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$6,396	$6,334

The following table presents our Google segment revenues by revenue source(a) (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)
Advertising revenues:
Google websites	$7,727	$9,394	$22,581	$26,902
Google Network Members' websites	3,133	3,148	9,029	9,603
Total advertising revenues	10,860	12,542	31,610	36,505
Other revenues	666	1,230	1,525	3,325
Google segment revenues	$11,526	$13,772	$33,135	$39,830

(a) In accordance with GAAP, Google segment revenues (and related percentages) are presented consistent with what is provided to the chief operating decision maker for purposes of making decisions about allocating resources to that segment and assessing its performance, and include $18 million of revenues resulting from intersegment transactions that would be eliminated on consolidation.

The following table presents our Google segment revenues, by revenue source, as a percentage of Google segment revenues(a):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)
Advertising revenues:
Google websites	67%	68%	68%	68%
Google Network Members' websites	27%	23%	27%	24%
Total advertising revenues	94%	91%	95%	92%
Other revenues	6%	9%	5%	8%
Google segment revenues	100%	100%	100%	100%

(a) In accordance with GAAP, Google segment revenues (and related percentages) are presented consistent with what is provided to the chief operating decision maker for purposes of making decisions about allocating resources to that segment and assessing its performance, and include $18 million of revenues resulting from intersegment transactions that would be eliminated on consolidation.